UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

RemSleep Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53450	47-5386867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

699 Walnut Street, Des Moines, Iowa	50309-3962
(Address of principal executive offices)	(Zip Code)

(515) 724-5994

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

RemSleep Holdings, Inc. is referred to herein as “we”, “us” or “our”.

Item 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 15, 2017, we filed a Certificate of Amendment to our Articles of Incorporation (the "Certificate of Amendment"), with the Secretary of State of the State of Nevada to affect a 1-for-20 reverse stock split of our common stock (the "Reverse Stock Split"), whereby every 20 shares of our old common stock will be converted into 1 share of new common stock. On May 9, 2017, our Board of Directors approved the Certificate of Amendment, and our stockholders, acting by written consent of the holders of 71% of our outstanding common stock, approved the Reverse Stock Split.

On June 29, 2017, FINRA announced the Reverse Stock Split. The Reverse Stock Split took effect at the open of business on June 30, 2017. Our new symbol will be RMSLD on the otcmarket.com “Pink Sheets” for a period of 20 business days. The “D” will be removed in 20 business days at which time our symbol will revert to RMSL.

A copy of the filed Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No. Description

3.1 Certificate of Amendment of Remsleep Holdings, Inc. (Reverse Stock Split).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 30, 2017

RemSleep Holdings, Inc.

By: /s/ Tom Wood

Tom Wood,

President and

Chief Executive Officer